Exhibit 10.2

AGREEMENT

This AGREEMENT effective as of April 24, 2015 (the “Agreement”) by and between Chanticleer Holdings, Inc. (“Chanticleer”), AT Media Corp. (“AT Media”) and Aton Select Fund, Ltd. (“Aton”). Chanticleer, AT Media and Aton shall be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, Chanticleer entered into a Securities Purchase Agreement with AT Media dated as of February 11, 2015 (the “SPA”), whereby AT Media agreed to purchase, and Chanticleer agreed to issue to AT Media, an Initial Note, Initial Warrant, Subsequent Note and Subsequent Warrant (as those terms are defined in the SPA); and

WHEREAS, an Initial Closing was held on February 11, 2015 whereby Chanticleer issued to AT Media the Initial Note and Initial Warrant; and

WHEREAS, a Subsequent Closing was held on March 13, 2015 whereby Chanticleer agreed to issue to AT Media the Subsequent Note and Subsequent Warrant; and

WHEREAS, Chanticleer subsequently consented to an assignment of the Subsequent Note and

Subsequent Warrant to Aton; and

WHEREAS, the Parties now seek to amend the terms of the SPA, Initial Note and Subsequent Note such that AT Media and Aton shall waive certain rights thereunder in exchange for Chanticleer registering the shares underlying the Initial Note, Subsequent Note, Initial Warrant and Subsequent Warrant, pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.          Capitalized Terms. Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the SPA.

2.          Registration Rights. On or before April 27, 2015, Chanticleer shall file a registration statement on Form S-3 (the “Registration Statement”) registering the shares of common stock underlying the Initial Note, Initial Warrant, Subsequent Note and Subsequent Warrant. Chanticleer shall use its best efforts to cause such Registration Statement to become effective with the Securities and Exchange Commission (the “SEC”) as soon as practicable and promptly respond to comments issued by the Staff of the SEC. Each of AT Media and Aton shall furnish to Chanticleer a completed selling stockholder questionnaire in the form attached to this Agreement as Annex A no later than April 23, 2015.

3.          Initial Note, Subsequent Note, Initial Warrant and Subsequent Warrant. AT Media shall retain its ownership of the Initial Note and Initial Warrant, and Aton shall retain its ownership of the Subsequent Note and Subsequent Warrant, subject to the terms and conditions contained herein. As soon as practicable upon the conversion of the Initial Note or Subsequent Note or upon the exercise of the Initial Warrant or Subsequent Warrant, in whole or in part, and in any event no later than three (3) Business Days after the Company’s receipt of the notice of such conversion or exercise, as applicable, Chanticleer shall deliver to AT Media or Aton (or in accordance with their respective delivery instructions) certificates representing the shares of common stock relating to the conversion of such Initial Note or Subsequent Note or exercise of such Initial Warrant or Subsequent Warrant which shall be transmitted by Chanticleer’s transfer agent.

4.          Waiver of Rights. In consideration for the filing of the Registration Statement and the other covenants of Chanticleer referenced in Section 2 hereof, each of AT Media and Aton immediately agree to waive the following rights contained in the SPA, Initial Note and Subsequent Notes: (i) AT Media and Aton shall withdraw all requests for repayment of any portion of the Initial Note and Subsequent Note, and shall not be entitled to any payments or conversion of the interest that has accrued under the Initial Note and Subsequent Note, including but not limited to the right to receive not less than 10% of the net funds raised in all equity or debt offerings of Chanticleer prior to the date hereof toward any outstanding amount owed under the Initial Note or Subsequent Note; and (ii) AT Media and Aton shall waive any right to receive the payment of any interest that may have accrued from the date of issuance of each of the Initial Note and Subsequent Note until such time as the Registration Statement is declared effective by the Securities and Exchange Commission.

In further consideration of the filing of the Registration Statement and the other covenants of Chanticleer referenced in Section 2 hereof, each of AT Media and Aton agree that upon any conversion of the Initial Note or Subsequent Note, in any amount, the following rights contained in the SPA, Initial Note and Subsequent Note shall be deemed immediately waived: (i) neither AT Media or Aton shall retain any security interests rights in Townsville or Just Fresh #7 stores as set forth in Section 2.3 of the SPA (Security Interest); (ii) AT Media and Aton shall waive all rights to the repayment terms set forth in Section 2.6 of the SPA (Repayment), including, but not limited to, the right to receive not less than 10% of the net funds raised in all equity or debt offerings of Chanticleer toward any outstanding amount owed under the Initial Note or Subsequent Note; (iii) AT Media and Aton waive all rights to receive payments relating to the net income derived from Townsville and Just Fresh #7 stores after the full repayment of the Initial Note and Subsequent Note, as well as waive all rights and covenants contained in Section 6.1 of the SPA (Payment after the Maturity Date); (iv) AT Media and Aton waive all rights to all additional covenants and rights contained in Article VII of the SPA (Additional Covenants); and (v) AT Media and Aton waive all rights to appoint any one person to Chanticleer’s board of directors as set forth in Section

2.7 of the SPA (Board Rights).

5.         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.

6.         Entire Agreement. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.        Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties (other than by merger).

9.            Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt

Title:	Chief Executive Officer

AT MEDIA CORP.

By:	/s/ Carl Caserta
Name:	Carl Caserta
Title:	President

Aton Select Fund, Ltd.

By:	/s/ Carl Caserta
Name:	Carl Caserta
Title:	As Agent for Aton Select Fund, LTD.

ANNEX A

Selling Stockholder Questionnaire

See attached.

8.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No Party may assign assign this Agreement or any rights ot obligations hereunder without the prior written consent of the other Parties (other than by merger).

9.           Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same .instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

10.          Severabilitv. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties. hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal! void or unenforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.